Exhibit 10.6

RMB Liquid Fund Loan Contract

Contract No.: (2011) Jian Ping Song Dai CZ Zi No.3

Borrower (Party A): Fujian Yada Group Co., Ltd
Domicile (Address): Shuinan Industrial Road, Songxi County Zip Code: 353500
Legal Representative: Zhan Youdai
Fax: 2332598	Tel: 2332688

Lender (Party B): Songxi Branch of China Construction
Bank Corporation Ltd.
Domicile (Address): No. 121, Jiefang Street, Songyuan Town, Zip Code: 353500
Songxi Province
Legal Representative: Liu Liquan
Fax: 2322644	Tel: 2322670

Exhibit 10.6

For the purpose as set forth in Article 2 of this Contract, Party A hereby applies to Party B for a loan, and Party B agrees to release the loan to Party A (the “Loan”). This Contract is made in line with Contract Law of the People's Republic of China and the General Provisions of Loans to specify the rights and obligations of parties involved.

ARTICLE 1     AMOUNT OF LOAN

Party A borrows RMB (In words) Five Million from Party B.

ARTICLE 2      USAGE OF LOAN AND SOURCE OF REPAYMENT

Purpose of the Loan, source of the repayment under the Contract will be referred to Annex 1 named “Basic Information of the Loan”.

ARTICLE 3      TERM OF LOAN

The term of loan under this Contract is 11 months, commencing from March 2, 2011, and ending on February 2, 2012.

In the event that the commencement date of the Loan under this Contract conflicts with the archived document (loan receipt), the actual issuing date of the Loan demonstrated on the Loan archived document at the first time of issuance of such a loan shall govern and the aforementioned maturity date of the Loan shall change accordingly.

The archived document is part of the Contract with equal legal effect.

ARTICLE 4      INTEREST RATE OF THE LOAN, PENALTY INTEREST RATE, CALCULATION AND SETTLEMENT

1.       Interest Rate of the Loan

The interest of the loan under this Contract is calculated on a per annum basis in accordance with the section (2) as follows:

(1)      Fixed rate at ___%, within the term of the Loan, this rate will not be adjusted;

(2)      The interest rate shall be the benchmark rate at the commencing date of the interest (the “Commencement Rate”) at the corresponding level plus (plus/ minus) 0%, such interest rate will not change within the term of the Loan;

(3)      Floating rate shall be the benchmark rate at the Commencement Date at the corresponding level ___ (plus/ minus) __%, and such floating rate shall be adjusted once ___ months in accordance with the benchmark rate of the rate adjusting date as well as the above plus/ minus level from the interest commencing date to the liquidation date of fulfilling all the principal and interests under the Contract; or

Exhibit 10.6

(4) __________.

2.       Penalty Interest Rate

(1)      In the event that Party A does not use the Loan in accordance with this Contract, the penalty interest rate will be the interest rate of the Loan plus 100%. If the interest rate of the Loan has been adjusted in line with the above section (3), the penalty interest rate will be adjusted based upon the above interest rate and the corresponding level accordingly.

(2)      The penalty interest rate of the overdue Loan will be the interest rate of the Loan plus 50%. If the interest rate of the Loan has been adjusted in line with the above section (3), the penalty interest rate will be adjusted based upon the above interest rate and the corresponding level accordingly.

(3)      In the condition that both the loan becomes overdue and there is misuse of the Loan, the penalty rate or a double rate should be imposed subject to the severity.

3.       The Commencement Date hereof means the date when the initially issued Loan is archived to the loan issuing account (the “Loan Issuing Account”) as agreed in Article 6 of the Contract.

The benchmark interest rate at the first time of issuance of the Loan means the loan interest rate at the corresponding time and level announced by the People’s Bank of China. Thereafter, when the aforementioned interest rate is adjusted, the benchmark interest rate means the loan interest at the corresponding time and level announced by the People’s Bank of China on the adjustment date. If the People’s Bank of China does not announce the loan interest at the corresponding time and level, the benchmark interest rate will be the loan interest rate recognized by inter-banks or at the usual and corresponding time and level on the adjusting date, unless both Parties agree otherwise.

4.       The interest of the Loan will commence from the date when the Loan is archived to the Loan Issuing Account. The interest of the Loan will be calculated on a daily basis (daily interest rate=annual interest rate/360). If Party A fails to pay for the interest on the settlement date as agreed under this Contract, the compound interest rate will be collected from the following day.

5.       Settlement of Interest

(1)      A loan with a fixed interest rate shall be settled in accordance with the agreed interest rate. For a loan with a floating interest rate, the interest rate shall be decided based upon the interest rate in each floating term.

(2)      This Contract shall settle the interest based upon section (i) as follows:

(i)      monthly settlement of the interest; the settlement date will be 20th day of each month;

Exhibit 10.6

(ii)      quarterly settlement of the interest; the settlement date will be 20th day of the last month of each quarter; or

(iii)      __________.

ARTICLE 5      ISSUANCE AND PAYMENT OF THE LOAN

1.       Precondition of Issuing Loan

Unless the following preconditions are consecutively satisfied or Party B gives up the whole or part of such preconditions, Party B is obligated to issue the Loan as long as:

(1)      Party A has fulfilled related approvals, registrations, deliveries, insurance and other legal procedures as required under this Contract;

(2)      If the Contract requires any guarantee, such guarantee meeting Party B’s requirements has been effective and continues to be effective;

(3)      Party A has opened an account for withdrawing and depositing money as required by Party B;

(4)      Party B does not breach the Contract;

(5)      No situation that will harm the credit of Party A as agreed under the Contract has occurred;

(6)      Issuance of the Loan under the Contract by Party B is not prohibited or limited by laws, regulations or competent authorities;

(7)      The financing index of Party A consecutively meets the requirements as addressed in Annex 2 titled “Financing Index Binding Provision”;

(8)      Party A has submitted relevant materials as agreed in the Contract prior to issuing the Loan;

(9)      The materials provided by Party A to Party B are legal, authentic, integrated, accurate, effective and meet the other requirements of Party B; and

(10)    Other pre-conditions: _____________________.

2.       Loan-paying Plan

Loan paying means Party B issues the Loan to the Loan Issuing Account in accordance with the requirements of Party B and as agreed in the Contract.

Loan-paying plan shall be decided in accordance with the first method as follows:

(1)      Loan-paying Plan:

(i) 2011	Amount: RMB5,000,000
(ii) Date	Amount
(iii) Date	Amount
(iv) Date	Amount
(v) Date	Amount
(vi) Date	Amount

Exhibit 10.6

(2)      Loan-paying Plan:

(i) From______to ______	Amount
(ii) From______to ______	Amount
(iii) From______to ______	Amount
(iv) From______to ______	Amount
(v) From______to ______	Amount
(vi) From______to ______	Amount

(3)       Paying at any time as required by Party A; or

(4)       _______________. Party A shall use the Loan in accordance with the above loan-paying plan. Unless Party B agrees in writing, Party A shall not accelerate, postpone, split or cancel the Loan.

4.       If Party A divides and uses the Loan more than once, the expiration date of the Loan shall be decided in accordance with Article 3 of the Contract.

5.       Materials Provided by Party A.

Party A and Party B choose to use the No.1 item as follows (item No.1 or No.2) regarding the agreement on Party A’s providing materials:

No.1

(1)       Only satisfying the No.2 requirement:

(i)       Single use of the Loan exceeds RMB30,000,000 and any payment under such Loan exceeds RMB30,000,000;

(ii)       __________________.

Party A shall provide Party B the following materials no later than _____working days prior to using such Loan:

(i)       Loan archived documents and payment settlement certificates signed and chopped by Party A;

(ii)       Transactional documents including, but not limited to, goods, services, capital contracts and/or invoices in writing or in electronic format that can be evidence for the capital and use of such Loan;

and other documents by Party A as required by Party B (including, but no limited to, business licenses, power of attorney, bylaws, shareholders resolutions, board resolutions and other materials of the parties having transactions with Party A).

(2)       Except for the above agreements or that Party B decides that Party A is authorized to decide the payment as agreed in section 7 hereinafter based upon Party B’s reviewing the materials provided by Party A, Party A shall provide the following materials to Party B no later than five (5) working days prior to using such Loan:

Exhibit 10.6

(i)       Plan of using the Loan in line with the proposed Loan;

(ii)       Loan archived documents signed and chopped by Party A.

No.2

Regardless of the amount of each Loan, Party A shall provide Party B with the following materials no later than _____working days prior to using such Loan:

(i)       Loan archived documents and payment settlement certificates signed and chopped by Party A;

(ii)       Transactional documents (including, but not limited to, goods, services, capital contracts and/or invoices in writing or in electronic format that can evidence the capital and use of the Loan;

and other documents by Party A as required by Party B (including, but no limited to, business licenses, power of attorney, bylaws, shareholders resolutions, board resolutions and other materials of the parties having transactions with Party A).

6.       Entrusted Payment of Party B

(1)       Application of Entrusted Payment of Party B

In the event that a single payment meets the requirement of _______, such payment should be entrusted to Party B, i.e. Party A irrevocably entrusts Party B to pay the capital to a third party who has a transaction with Party A. Party A is prohibited to extend such a payment to its cooperator or any third party.

(i)       A single payment that exceeds RMB30,000,000, any payment within the scope of such capital to a third party exceeds RMB30,000,000, and Party B approves the payment to the payee based upon materials provided by Party A;

(ii)       Regardless the amount of each Loan, Party B is entrusted to fulfill the payment;

(iii)       ____________________.

(2)       In the event that Party B is entrusted to fulfill the payment, Party B shall archive such capital to the Loan Issuing Account and pay the Loan to the account of the cooperator of Party A directly. Party A shall not dispose the Loan in any manner (including, but not limited to, transferring and withdrawing deposit).

(3)      Party B will conduct a formal examination on the amount of payment, time of the payment, the payee, the method of payment and the underlying accounting based upon materials provided by Party A. After Party B finishes such an examination of the above elements and decides that such elements meet Party B’s requirements, Party B shall pay for the partner of Party A. Once the Loan is archived into the account of the partner, it will deem that Party B fulfills the obligation of the entrusted payment. Party A shall confirm whether such a payment is successful within one (1) working day after the payment in a timely manner. If the payment fails, Party A shall inform Party B at once. Party A shall guarantee that the partner and use of the Loan are in line with the transactional documents.

Exhibit 10.6

(4)       The formal examination of the above elements of payment means that neither confirms Party B the authenticity and legal compliance of any transaction nor intervenes with any dispute between Party A and its cooperator or any other third party or any responsibility and duty burdened by Party A. For any damages suffered by Party B due to the entrustment, Party A shall compensate Party B.

(5)       In the event that any payment was not successfully or timely archived into the account of Party A’s cooperator due to the materials provided by Party A not being integrated, authentic, in compliance with the specific use of the capital, or the conflicts exist in the materials provided by Party A, which are not the fault of Party B, both Parties shall follow the agreements below:

(i)       all the damages, including, but not limited to, failure of paying the Loan or failure of paying the Loan in a timely manner, shall be burdened by Party A. Party B shall not be liable for such damages and any loss suffered by Party B shall be compensated by Party A;

(ii)       Party A shall not dispose such a Loan in any manner (including, but not limited to, transferring and withdrawing deposit);

(iii)       Party A shall provide new materials and correct information within _____working days as required by Party B.

If Party A breaches any of the above agreement, Party B is authorized to recover such loan capital ahead of the schedule.

(6)       Any failure, mistake, delay of paying the Loan, other risks, liabilities and damages shall be burdened by Party A and Party B shall not be liable for the aforementioned. Party A shall compensate Party B all the damages arise hereof.

7.       Payment by Party A

In the event that does not satisfy the requirements addressed in the above section 6(1) regarding the entrusted payment, Party A is authorized to pay by itself, i.e. Party A will pay for its cooperator after Party B’s archiving the loan capital into the Loan Issuing Account based upon Party A’s application for withdrawing deposit. Party A shall guarantee that the cooperator and use of the Loan are in line with the transactional documents.

Exhibit 10.6

8.       Regardless of whether the payment is made by Party A or entrusted to Party B, once the loan capital is archived into the Loan Issuing Account, it is deemed that Party B has fulfilled its obligation of issuing the capital. Party A shall guarantee that the status of the Loan Issuing Account is normal (including, but not limited to, freezing by competent authorities, deducting and so on). Any freezing or deducting conducted by the relevant authorities after the loan capital is archived into the Loan Issuing Account, other risks, liabilities and loss shall be shouldered by Party A. All the damages suffered by Party B shall be compensated by Party A.

9.       When any of the following events occur, Party B is authorized to change the method of paying the loan capital, including, but not limited to, adjusting the entrusted payment (such as, adjusting the standard amount of the entrusted payment), altering the payment method of a single loan capital and so on:

      (i)         Party A breaches any agreement under this Contract;

      (ii)        Any event that could harm the credit of Party B as agreed under this Contract;

      (iii)       Other situations where Party B deems that it is necessary to change the payment method of the loan capital.

When Party B changes the payment method, Party A shall provide new materials as agreed under this Contract and required by Party B.

ARTICLE 6       USE AND SUPERVISION OF THE ACCOUNT

1.       Loan Issuing Account

The Loan Issuing Account under this Contract shall be decided in accordance with the No.2 method as follows:

      (i)       Within ____ working days after the Contracts becomes effective and prior to the first loan issuance, Party A shall open a special capital issuing account under the services of Party B. This account shall specialize in issuing and paying all the loans under the Contract.

      (ii)       Other accounts of Party A opened under the services of Party B (Account No.: 35001677607059558888).

2.       Capital Collecting Account

(1)       Within_________ working days after the Contract becomes effective, Party A shall open a capital colleting account or use an existing account (Account No.: 35001677607059558888) as the capital collecting account under the services provided by Party B.

Exhibit 10.6

(2)       Party A shall report the fund flows of the capital colleting account to Party B quarterly (“monthly” or “quarterly”) as a circle. Party A shall collect and report the fund flows of the last circle to Party B no later than fifteen (15) working days at the beginning of each circle.

(3)       Party B is bestowed to manage the fund flows of the capital collecting account, concretely; the capital collecting account shall meet the (iii) requirement as follows:

(i)         Average capital stock in the account: ______________________________

(ii)        Time of the collecting fund: _____________________________

(iii)       Ratio of total sale amount of Party A collected into the account: Ratio of total sale amount of Party A collected into the account should be not less than 60%.

(iv)       Limitation on a single amount in the account payable to the outside: _______

(v)        Limitation on amount in the account per day payable to the outside: _______

(vi)       Limitation on signing with online banks: ____________________________

(vii)      Any payment of the capital of the account to the outside shall be agreed by Party B: _____________________________________________________________

(viii)     Such an account shall only be used for collecting or paying loans under the Contract and is not allowed to be used for any other purpose: ___________________

(ix)        _____________________________________________________________

(x)        Other requirements provided by Party B;

(xi)       Shall execute any related arrangement in line with the account management agreement entered into by Party A and Party B.

ARTICLE 7       REPAYMENTS

1.       Sequence of Repayment

The repayment by Party A under the Contract shall be in accordance with the following rules:

Party B has the right to require Party A to repay any fee that should have been burdened by Party A but advanced by Party B as agreed under the Contract, and fees incurred to realize the credit of Party B. The remainder of the repayment shall be used to repay the interest first and then repay the principal in line with the rule of clearing the interest with the principal. However, as to the overdue principal and interest for ninety (90) days without being collected or other loans as regulated by laws, regulations and ordinances, Party A shall repay the principal first and then repay the interest after fulfilling the above fees.

Exhibit 10.6

2.       Repayment of Interest

Party A shall repay Party B the interest at the date of settling such interest. The first day of repaying the interest is the first day of settling the interest after issuing the Loan. At the last time of repaying the Loan, the interest shall be repaid together with the principal.

3.       Plan of Repaying Principal

The plan of repaying principal shall be decided in accordance with the 1st method:

(1)       2012 , amount RMB5,000,000;
(2)       Date____________, amount _____________;
(3)       Date____________, amount _____________;
(4)       Date____________, amount _____________;
(5)       Date____________, amount _____________;
(6)       Date____________, amount _____________;

4.      Method of Repayment

Party A shall prepare enough capital in the capital colleting account or other accounts opened under the services of Party B prior to the repayment date and make such accounts automatically transferred (Party B is authorized to draw the repayment in the account), or Party A shall repay the Loan via other accounts on the repayment date as agreed under this Contract.

5.       Pre-repayment (early payment or prepayment) Prepayment of the loan

In the event that Party A decides to repay the Loan ahead of schedule, it shall inform Party B the prepayment in writing thirty (30) working days in advance. After Party B’s consent, Party A is authorized to repay the partial or whole of the interest and principal ahead of schedule.

The amount of the prepayment by Party A shall be computed based upon the actual days of using the Loan and the interest of the Loan shall be in accordance with the Contract.

In the event that Party B agrees to the prepayment of the loan by Party A, Party A is authorized to charge Party B compensation that shall be decided in according with the 1st standard as follows:

Exhibit 10.6

(1)       Amount of compensation = amount of the repayment principal*number of repayment months*0.05%, less than a month will be deemed as a month.

(2)       ____________.

If Party A repays the Loan in installments and repays part of the principal, it shall repay the Loan in an opposite sequence. After prepayment, the interest on the remainder of the Loan shall be decided in accordance with the Contract.

ARTICLE 8       RIGHTS AND OBLIGATIONS OF PARTY A

1.       Rights of Party A

(1)       Party A is authorized to require Party B to issue the Loan in accordance with the Contract;

(2)       Party A is authorized to use the Loan in line with the Contract;

(3)       Party A is authorized to propose extending the term of the Contract by meeting the requirements of Party B;

(4)       Party A is authorized to require Party B to keep trade secrets regarding materials of accounting information and operation provided by Party A confidential;

(5)       Party A is authorized to prohibit any attempt at bribery by Party B and its employees and to report any behavior by Party B that breaches the laws and regulations relating to credit and loan interest, services charge and other behaviors to relevant authorities.

2.      Obligations of Party A

(1)       Withdraw deposits in line with the agreements under the Contract, fulfill repayment of the interest and principal of the Loan as well as the burden of any fees incurred under the Contracts;

(2)       Provide relevant accounting information, materials of business operation and other documents as required by Party B, including, but not limited to, the quarterly balance sheet and income statement (income and expenditure statement for a public institution) of last quarter within the initial fifteen (15) days of first month of each quarter, provide the cash flow of each fiscal year as of or as at the end of the current fiscal year, and guarantee that all the materials provided are legal, authentic, integrated, accurate and effective.

(3)       In the event that disadvantaged matters that will harm the debt paying ability of Party A or the credit of Party B occur, or the name, legal representative (supervisor), residence, business scope, registered capital, bylaws of company and other changes relating to administration on industry and commerce, Party A shall inform Party B within three (3) working days in written and provide materials after such changes;

Exhibit 10.6

(4)       Party A shall use the Loan in line with the Contract without the diversion or embezzling of funds, illegally engaging in business and transactions, investing in fixed assets or equity interests via the Loan, using the Loan in the areas of production and operation prohibited by the State, using the Loan for exchange of the debts incurred in the course of investing in the fixed assets and equity interests of Party A; Party A shall coordinate and accept the examination and supervision by Party B regarding the business operation and accounting activities, use and payment of the Loan under the Contract, and relevant management requirements by Party B after issuing the Loan; Party A shall not rescind funds, transfer assets or take advantage of affiliated transactions to avoid any debt; Party A shall not use any false contracts entered into with its affiliates and credits of any negotiation or debt receivable to obtain any discount or pledge from a bank and extract any bank capital or credit; Party A shall repay the Loan in accordance with the Contract and shall not avoid the entrusted payment of Party B via breaking down into elements.

(5)       If Party A uses the Loan under the Contract to engage in production, Party A shall obey relevant national regulations of environment protections;

(6)       Party A shall not provide a guarantee to a third party by using the assets under the Contract without obtaining the consent from Party B prior to repaying the interest and the principal of the Loan;

(7)       If Party A is a group client, Party A shall report any affiliated transactions accounting for 10% or more of Party A’s net assets, including (i) the relationship of each transaction party; (ii) essential transactional items; (iii) amount of the transactions or relevant ratio; (iv) pricing policies (including those transactions without amount or with only nominal amount);

(8)       Prior to Party A’s merger, spin-off, transfer of equity interests, investment, material increase of debt financing and other significant events, Party A shall obtain a written consent from Party B. However, such consent of Party B will not affect any right to remedies asserted by Party B when Party B deems that the above events may harm the credit of Party B;

(9)       Party A shall report the use and repayment of the Loan to Party A. Party A shall report the use and repayment of the Loan of last month to Party B within the initial fifteen (15) working days of each month and provide actual use of the Loan until such Loan has been fulfilled.

ARTICLE 9       RIGHTS AND OBLIGATIONS OF PARTY B

1.       Party B is authorized to require Party A to repay the principal, interest and fees in a timely manner, manage and control the capital flow of the Loan, actively monitor the whole fund flow of Party A, collect the repayment ahead of schedule based upon the capital collecting of Party A, exercise other rights under the Contract and require Party A to perform other obligations under the Contract;

2.       Party B is authorized to participate in the big financing of Party A (i.e. the total amount exceeds RMB50,000,000 or the equivalent currency), assets sale, merger, spin-off, restructure of equity interests, bankruptcy, liquidation and other activities to safeguard the credit of Party B. The details of the plan of participation shall be according to 1st item:

Exhibit 10.6

(1)       When Party A engages in the above activities, it shall obtain the consent of Party B;

(2)       Party B shall arrange for the big financing of Party A;

(3)       The sale price of Party A’s assets and buyer shall be in line with the following requirements: ________________________________;

(4)       Other methods that Party B deems appropriate to adopt.

3.       Party B shall issue the Loan in line with the Contracts, except for any delay or failure which can be imputed to neither Party A or Party B;

4.       Party B shall keep trade secrets regarding accounting information and business operation provided by Party A confidential except for otherwise required by laws, regulations, competent authorities or agreed by both Parties;

5.       Neither shall Party B attempt to bribe Party A and its employees nor seek, accept any bribery attempted by Party A;

6.       Neither shall Party B perform dishonestly or harm Party A’s legal rights.

ARTICLE 10       BREACH OF CONTRACT

1.       Breach of Contract by Party B and Liabilities

(1)       In the event that Party B does not issue the Loan in line with the Contract without legitimate reasons, Party A is authorized to require Party B to fulfill the specific performance of issuing the Loan according to the Contract;

(2)       If Party B charges unnecessary interest and fees by disobeying national laws or prohibitive regulations, Party A is authorized to require Party B to return such expenses.

2.       Breach of Contract by Party A

(1)       Party A breaches any agreement under the Contract or any legal obligation;

(2)       Party A expresses or demonstrates by its conduct that Party A will not perform any of the obligation under the Contract;

3.       Situations that May Harm Credit of Party B

Exhibit 10.6

(1)       Party B will deem the following events potentially harmful to the credit of Party B under the Contract: occurrence of contract, trust (take over), lease, shareholding reform, decrease of registered capital, investment, association, merger, acquisition, purchase and restructure, spin-off, joint venture, substantial increase of debt financing, suspension of business, application for dissolution, revocation, application for bankruptcy, change of control of the actual shareholder or controller, transfer of material assets, winding up, closing of business, stiff fines by competent authorities, de-registration, revocation of business license, involving in significant legal disputes, difficulties of business operation or deterioration accounting, descending of credibility, inability to perform the normal obligations by the legal representative or the supervisor;

(2)       Party B will deem the following events potentially harmful to the credit of Party B under the Contract: Party A fails to fulfill other maturity debts (including the debts to the entities of the China Construction Bank at each level and other debts to any third party), transfer the properties at a low price or without consideration, lessen or exempt credits of a third party, reluctantly perform other credits or rights, provide guarantee to a third party; Party A’s financial index does not consecutively meet the requirement addressed in the Annex 2 named “Financing Index Binding Provision”; the fund flow of any account of Party A becomes abnormal (including, but not limited to, the capital collecting account and other accounts supervised by Party B); Party A materially breaches the Contract; The profitability of Party A falls; Use of the Loan becomes abnormal;

(3)       Party A abuses the independent status of the legal entity or the limited liability of shareholders;

(4)       Any pre-condition of consecutively issuing loan by Party B under the Contract does not satisfy;

(5)       Party B will regard the following situations of the guarantor of the Contract as the events that may harm the credit of Party B under the Contract:

(i)       Breach of any agreement under the guarantee agreement or the warranties and representations have any false statement, mistake, or omission;

(ii)       Occurrence of contract, trust (take over), lease, shareholder reform, decrease of registered capital, investment, association, merger, acquisition, purchase and restructure, spin-off, joint venture, substantial increase of debt financing, suspension of business, application for dissolution, revocation, application for bankruptcy, change of control of the actual shareholder or controller, transfer of material assets, winding up, closing of business, stiff fines by competent authorities, de-registration, revocation of business license, involvement in significant legal disputes, difficulties of business operation or deterioration accounting, fall in credibility, inability to perform the normal obligations by the legal representative or the supervisor;

(iii)       Other events of losing or potentially losing of the ability to guarantee.

Exhibit 10.6

(6)       Party B will regard the following situations of the mortgage and pledge as the events that may harm the credit of Party B under the Contract:

(i)       Damages, loss and decrease of value of the property under mortgage or pledge due to the behavior of any third party, expropriation by the State, confiscation, condemnation, re-collection without compensation, removal, market changes or other reasons;

(ii)       Properties under mortgage or pledge are attached, detained, frozen, deducted, under liens, auctioned, supervised by administrative authorities, or their ownerships are under disputes;

(iii)       Mortgagee or pledgor breaches any agreement under the mortgage or pledge agreement or the warranties and representations have any false statement, mistake, or omission; (iv)       Other events that may harm the realization of Party A’s credit in the mortgage or pledge.

(7)       Failure of formation, ineffectiveness, invalid, revocation, and cancellation of the Contract, guarantor’s breaches or expression that he will not perform his duties, or the guarantor deems that any event that may harm the credit under the Contract; or

(8)       Any other events that Party B deems could harm the credit of Party B under the Contract.

4.       Measures of Remedies for Party B

In the event that the following section (2) and section (3) occur, Party B is authorized to a right or some of the rights as stated above:

(1)       Terminating the Loan;

(2)       Supplementing the conditions regarding issuing the Loan and payment;

(3)       Altering the payment method of the Loan;

(4)       Declaring an immediate maturity of the Loan and requiring Party A to repay any principal, interest and fee regardless whether such Loan has been due under the Contract;

(5)       When Party A fails to use the Loan in accordance with the Contract, Party B is authorized to require Party A to pay a penalty fee equivalent to 1% of the amount that is used not in line with the Contract and to refuse any capital that has not been withdrawn by Party A under the Contract;

(6)       In the event that Party A does not use the Loan in line with the Contract, Party B is allowed to charge interest and compound interest according to the penalty rate and agreements of the interest settlement under the Contract commencing from the date when the Loan is not used as agreed in the Contract to the date when both the principal and the interest have been repaid;

Exhibit 10.6

(7)       When any overdue repayment occurs and Party A fails to fulfill the repayment of the loan principal and interest (including the loan capital and interest that have been declared as partial or whole maturity), Party B is authorized to charge Party A the interest and the compound interest according to the penalty rate and agreements of the interest settlement under the Contract commencing from the date when the Loan is not used as agreed in the Contract to the date when both the principal and the interest have been repaid. An overdue loan means that Party A fails to repay the loan or fulfill the loan installments in line with the Contract.

Prior to the maturity of the Loan, any overdue interest of Party A shall be collected at a compound interest in according with the interest rate and the method of settlement under the Contract:

(8)       Other measures of remedies, including, but not limited to:

(i)       Party B is authorized to withdraw RMB or other equivalent currency from the account of Party A opened in the banking system of the China Construction Bank without informing Party A in advance;

(ii)       Exercising rights of the guarantee;

(iii)      Party A is required to provide new guarantees for all the debts under the Contract;

(iv)      Refusal of Party A’s disposing of relevant deposit in the bank account of opened in the banking system of the China Construction Bank;

(v)       Dissolution of the Contract.

ARTICLE 11       MISCELLANEOUS

1.       Burden of Fees

Any fee of legal services, insurance, evaluation, registration, safeguarding, appraisal, notary, tax, technology, environment, commission of settlement of payment relating to the Contract or its guarantee agreements shall be burdened by Party A except for otherwise agreed.

All the fees actually incurred in the course of realizing Party A’s credit (including, but not limited to, litigation fees, arbitration fees, property preservation fees, business trip expenses, execution fees, evaluation fees, auction fees, notary fees, delivery fees, announcement fees, legal service fees and other fees) shall be the responsibility of Party A.

2.       Use of Party A’s Information

Party A vests rights of inquiry of the credibility of Party A in the relevant credibility database established and approved by the Bank of China and administrations of credit investigation or with other relevant entities and departments in Party B, and also authorizes Party B to submit any information of Party A to credibility databases set up and approved by the Bank of China and administrations of credit investigation. Party A also authorizes Party B to use and disclose Party A’s information for purpose of business in a reasonable manner.

Exhibit 10.6

3.       Announcement and Collection

Party B is authorized to report any overdue loan or other breach of contract of Party A to the relevant department or entity, and to collect the overdue repayments by means of announcement and through the news media.

4.       Evidentiary Effect of Party B’s Record

Unless any reliable and definite evidence exists, internal accounting records of Party B regarding the principal, interest, fees and records of repayment, receipts and certificates produced or reserved by Party B in the course of providing services of any withdraw, repayment, payment of interest for Party A, and records and certificates in the course of collecting the loan will constitute valid evidence of the credit relationship between Party A and Party B. Party A can not challenge such evidence by reason of Party B’s unilaterally conducting or reserving the above records, receipts or certificates.

5.       Reservation of Rights

Any tolerance, extension, preference of any breach or delay of the Contract or postponing of the performance of any right under the Contract can neither be regarded as giving up any right or benefit under the Contract or permission or acknowledgement of any breach of the Contract, nor limiting, prohibiting or halting the consecutive performance of such right and other rights or incurring that Party B’s burdening the responsibilities and liabilities of Party A.

6.       Except for the debts under the Contract, in the event that Party A is also the creditor of Party B of other debts which have expired, Party B is authorized to collect RMB or equivalent currency in the account of Party A opened in the banking system of the China Construction Bank. Party B shall not challenge that right of Party A.

7.       In the event that Party A changes its business address or notice, it shall inform Party B in writing in a timely manner. Any damage incurred due to delayed notice shall be burdened by Party A.

8.       Collection of Accounts Payable

For all the accounts payable of Party A under the Contract, Party B is authorized to withdraw RMB or other equivalent currency from the account of Party A opened in the banking system of the China Construction Bank without informing Party A in advance. When the foreign currency needs to go through foreign exchange settlement or procedures of sale of foreign currency, Party A shall coordinate such settlements and procedures. The exchange risk rate shall be the responsibility of Party A.

9.       Dispute Resolutions

Any dispute occurs in the course of performing the Contract. Such dispute could be resolved by negotiation otherwise, it will be resolved via the 1st method as follows:

(1)       File a suit in the People’s Court where Party B resides.

(2)       Submit the dispute to ______________Arbitration Commission (the location is ____________________) in accordance with current and valid rules implemented by the Commission. The arbitral verdict is final and binding for both Parties.

In the course of a litigation or arbitration, other sections not involved in the dispute shall still be performed.

10.       Pre-condition of Effectiveness

The Contract will be effective after signed and chopped by both the legal representative (supervisor) of Party A or its authorized power of attorney and the legal representative (supervisor) of Party B or its authorized power of attorney.

11.       The Contract is in three duplicates.

12.       Other agreed items.

The credit under this Contract is within the scope of the Maximum Mortgage Agreement titled 2009 Jian Ping Song Gao Di Zi No.2

ARTICLE 12       CLARIFICATION PROVISIONS

1.       Party A clearly understands the business and limited authorization of Party B.

2.       Party A has reviewed all the provisions under the Contract. As required by Party A, Party B has provided relevant explanation of provisions of the Contract. Party A has fully understood and acknowledged the meaning of the provisions under the Contract and the legal consequence hereof.

3.       The signing and performing of the obligations under the Contract by Party A satisfy laws, regulations, ordinances and articles of association or internal documents of Party A. Party A has obtained the approval by both its internal department and/or competent State authorities.

Exhibit 10.6

4.       The production and operation of Party A are in compliance with laws and regulations.

5.       Party A is capable of a consecutive operation and legal sources of repayment the Loan.

6.       Party A covenants that the Loan under the Contract demonstrates the real need of using the Loan and does not exceed the actual need.

7.       Good credibility of both Party A and its controlling shareholder without any bad records.

8.       Party B is authorized to entrust other branches of the China Construction Bank to issue the Loan under the Contract, perform and fulfill the obligations and duties under the Contract. Party A shall not object such entrustment.

9.       Party A covenants that, at the time of making this Contract, no behavior or event of breaking any laws, regulations and ordinances regarding environment protection, energy saving and emission reduction and reduction of pollution, and Party A will strictly obey relevant laws, regulations and ordinances regarding environment protection, energy saving and emission reduction and reduction of pollution. If Party A falsely makes the above statements, fails to perform the above covenants, or any possibility that any occurrence of energy consumption or risk of pollution, Party B is authorized to stop issuing the Loan, declare the maturity of the credit ahead of schedule, or resort to other remedies as agreed under this Contract or permitted by laws.

Party A (office seal): Fujian Yada Group Co., Ltd

Legal Representative (Supervisor) or Authorized Proxy (Signature):

Date: March 1, 2011

Party B (office seal): Songxi Sub-branch of China Construction Bank Corporation Limited

Legal Representative (person-in-charge) or Authorized Proxy (Signature):

Date: March 1, 2011

Exhibit 10.6

Annex 1

Basic Situation of the Loan

1.       Detailed Use of the Loan under the Contract

Purchasing bamboo shoot.

Unless obtaining a written consent by Party B, Party A can not change the detailed use of the Loan.

2.       Source of the Repayment under the Contract

Business Income

Party A shall guarantee the authenticity, legality of the source of the repayment and flow of the repayment shall be stable and sufficient.

3.       Others:

None.

Exhibit 10.6

Annex 2

Financial Index Binding Provisions

Financial index of Party A shall consecutively satisfy the following restrictions:

The liquidity ratio is no less than 1, the quick ration is no less than 0.5 and the asset-liability ratio is no more than 60%.

Party B is authorized to change the above restrictions upon informing Party A fifteen (15) days in advance.